UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 11, 2010
Netezza Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33445	04-3527320

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Forest Street Marlborough, MA	01752

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 382-8200

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     Netezza Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders on June 11, 2010. At the Annual Meeting, the Company’s stockholders elected two directors and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2011.
     The Company’s stockholders re-elected Paul J. Ferri and Edward J. Zander as Class III directors, each to serve until the Company’s 2013 Annual Meeting of Stockholders or until his successor is duly elected qualified. In addition, the terms of office of the following directors continued after the 2010 Annual Meeting: James Baum, Francis A. Dramis, Jr., Peter Gyenes, Charles F. Kane, Jitendra S. Saxena and J. Chris Scalet.
     Of the 61,467,383 shares of common stock outstanding on April 19, 2010, the record date for the Annual Meeting, 54,730,591 shares (89.04% of the shares outstanding) were present or represented by proxy at the Annual Meeting. The final voting tabulations for each matter acted upon at the Annual Meeting are as follows:
Proposal 1: Election of two class III directors, each to serve for a term ending at the Company’s 2013 Annual Meeting of Stockholders or until his respective successor has been duly elected and qualified:

			Broker
Nominees for Election as a Class III Director	Votes For	Votes Withheld	Non-votes
Paul J. Ferri	43,215,840	3,715,890	7,798,861
Edward J. Zander	43,249,492	3,682,238	7,798,861
Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2011:

Votes For	53,635,818
Vote Against	1,039,914
Votes Abstained	54,859
Broker Non-Votes	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETEZZA CORPORATION
Date: June 17, 2010	By:	/s/ Patrick J. Scannell, Jr.
Patrick J. Scannell, Jr.
Senior Vice President and Chief Financial Officer